UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to the Asset Purchase Agreement

General Employment Enterprises, Inc. (the “Company”) (NYSE MKT: JOB) today announced that on April 22, 2013 the Company finalized an Amendment to the Asset Purchase Agreement by and among DMCC Staffing, LLC, an Ohio limited liability company, RFFG of Cleveland, LLC an Ohio limited liability company (each a “Seller” and together, “Sellers”), General Employment Enterprises, Inc., an Illinois corporation (“Parent”), and Triad Personnel Services, Inc., an Illinois corporation and wholly owned subsidiary of Parent (“Buyer”).

In summary, the Company has agreed to pay Sellers additional cash consideration of between $550,000 and $650,000 depending on payment schedule and 1,100,000 shares of Parent common stock, which at the time was valued at approximately $320,000 for full satisfaction of all amounts owed to Seller, related to the Asset Purchase Agreement.  A copy of the Amendment to the Asset Purchase Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.

Settlement Agreement and Release

Although the Company does not considers the workers compensation dispute with Ohio to be material, the Company announced today that on April 15, 2013 the Company completed a settlement with WORKERS COMP CLAIMS BWC PREMIUM CLAIMS (“BWC”) with the payment of $56,501.05.  BWC and its agents, attorneys, representatives and assigns, released and forever discharged BMPS, Inc., Triad Personnel Services, Inc., and the Company from any and all claims, rights, demands, actions, causes of action, debts and liabilities, weather fixed or contingent, matured or unmatured, anticipated or unanticipated, known or unknown, arising out of or in any way connected with any successor claim involving RFFG or Cleveland, LLC and Ameritemps owed to the BWC and/or BWC Policy/Risk No. 1570005-01.  A copy of the Settlement Agreement and Release is included as Exhibit 10.2 to this Current Report on Form 8-K.

On April 23, 2013 a press release announcing the Amendment to the Asset Purchase Agreement and the Settlement Agreement and Release was issued. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.02.	Results of Operations and Financial Condition

General Employment Enterprises, Inc. (the “Company”) (NYSE MKT: JOB) today announced the financial results for the first quarter ended, December 31, 2012.  A Copy of the release is attached as Exhibit 99.1.

The information furnished herein, including Exhibit 99.1, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

General Employment Enterprises, Inc. (the “Company”) (NYSE MKT: JOB) today announced that on April 17, 2013 the Company received notice from the NYSE MKT LLC (“NYSE MKT” or the “Exchange”) staff stating that the Company has resolved the continued listing deficiency with respect to Sections 134 and 1101 of the NYSE MKT Company Guide referenced in a the Exchange’s letter dated February 21, 2013.

On April 23, 2013 a press release announcing the NYSE MKT LLC notice was issued. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

The Shares will be issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, in a transaction not involving a public offering.

The information set forth under “Amendment to Asset Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment to the Asset Purchase Agreement, dated as of April 17, 2013,

10.2	Settlement Agreement and Release with Workers Comp Premium Claims BWC Premium Claims c/o State of Ohio,

99.1	Press Release dated April 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 24, 2013	GENERAL EMPLOYMENT ENTERPRISES, INC.

	By:	/s/ Andrew J. Norstrud
		Name:	Andrew J. Norstrud
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX
Exhibit No.	Description

10.1	Amendment to the Asset Purchase Agreement, dated as of April 17, 2013,

10.2	Settlement Agreement and Release with Workers Comp Premium Claims BWC Premium Claims c/o State of Ohio,

99.1	Press Release dated April 23, 2013.